Zix Reports Fourth Quarter and Full Year 2018 Financial Results

Higher Cloud Based Encryption Adoption and Increasing Attach Rates Drive Record Fourth Quarter New First Year Orders, Double-Digit Revenue Growth and Record Adjusted EBITDA

DALLAS — February 28, 2019 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leader in email security, today announced financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 10% to a record $18.4 million.

•	Annual recurring revenue (ARR) increased 13% to a record $75.8 million.

•	New First Year Orders (NFYO) increased 23% to $3.1 million.

•	Total orders increased 21% to $17.6 million.

•	GAAP net income increased from ($12.9) million to $9.2 million.*

•	GAAP fully diluted earnings per share increased from ($0.24) to $0.17.*

•	Non-GAAP fully diluted earnings per share increased from ($0.20) to $0.22.

•	Non-GAAP fully diluted earnings per share excluding deferred tax (benefit) expense increased 1% to $0.09.

•	Cash flow from operations increased 16% to $4.9 million.

•	Adjusted EBITDA increased 14% to a record $5.6 million, representing an adjusted EBITDA margin of 30.2%.

•	The company ended the quarter with $27.1 million in cash.

*

The income of $9.2 million (or $0.17 per fully diluted share) was largely the result of a $7.8 million reduction in the company’s deferred tax valuation allowance based on current and expected future profitability. The net loss of $12.9 million (or $0.24 per fully diluted share) in Q4 2017 was largely a result of a one-time non-cash charge of $12.5 million due to the future effect of the lower U.S. corporate income tax rate resulting from the 2017 tax reform legislation.

Management Commentary

“With revenue up 10% to a record $18.4 million and adjusted EBITDA up 14% to a record level of $5.6 million, representing an adjusted EBITDA margin of 30.2%, the fourth quarter of 2018 topped off another strong year for the company,” said David Wagner, Zix’s Chief Executive Officer. “Our commitment to profitable growth continues to inform our growth strategy and is shaping our journey to become one of the leading cloud-based email security providers. Building off of the success we have been experiencing with ZixProtect and ZixArchive, earlier this year we announced major enhancements to ZixArchive, significantly expanding our archiving capabilities. Our work in 2018 also focused on strengthening our distribution capabilities. We expanded our managed service provider (MSP) program, added dozens of G-Suite resellers and reduced our reliance on OEM partnerships in favor of partners more aligned with our cloud-based offerings. Earlier this quarter we launched ZixSuite, a cloud-based business communications security and compliance solution that combines advanced threat protection, business email continuity, email encryption, email DLP and unified archiving, all managed from a centralized interface. We believe the end result has been the successful alignment of our business to the cloud—and a really strong foundation from which to further build with the acquisition of AppRiver that closed earlier this month. Today, we are a much stronger business that is even better positioned to help our customers. We’re also a business with much greater scale, and with significant cost synergies, cross-selling opportunities, and market tailwinds working in our favor.”

Zix’s Chief Financial Officer Dave Rockvam added: “Q4 was a success in many ways, with record revenue, record ACV, a return to double-digit topline growth, and New First Year Orders growth of more than 20% for the third consecutive quarter. This strong performance was once again driven by the success of our sales teams in attracting new customers and selling additional solutions into our growing installed base. Our progress in driving stronger topline growth coupled with our continued success in managing our costs enabled us to achieve a 30.2% adjusted EBITDA margin during the quarter—the highest level achieved since Dave and I joined Zix in 2016. Overall, our results for the quarter and full year demonstrate that the strategy we laid out three years ago to drive strong returns for our shareholders is really starting to bear fruit. With our recent transformational acquisition of AppRiver, we look to extend this success in a much more impactful way by leveraging our newfound scale, cost synergies, expanded customer base, and complementary solutions.”

Recent Operational Highlights

•

Acquired AppRiver, a leading cloud-based cybersecurity solutions provider, creating significant scale and accelerating growth, attractive cross-selling opportunities, and a strengthened position in the cloud-based email security market.

•	Expanded unified archiving solution ZixArchive beyond email to include 48 new business communication channels, including social media, instant message, mobile, web, audio and video.

•

Launched ZixSuite, a cloud-based business communications security and compliance solution that combines advanced threat protection, business email continuity, email encryption, email DLP and unified archiving, all managed from a centralized interface.

2018 Operational Highlights

•	Acquired Seattle-based Erado to expand unified archiving, eDiscovery, and compliance solution.

•

Strengthened the Zix managed service provider program by expanding offerings to include email threat protection and email archiving and providing additional partner value with flexible billing, rapid deployment and a centralized management console for administration of Zix solutions.

•	Launched ZixEncrypt EMS featuring a new, on-premise portal capability, a broader range of delivery options (including SMIME) and meaningfully improved the EMS user experience.

•	Strengthened the Zix partner program with addition of top Google partners, which will resell the full suite of Zix solutions, including ZixArchive®, ZixEncrypt® and ZixProtect®.

Fourth Quarter 2018 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q4 2018	Q4 2017	Change (1)
Revenue	$18.4	$16.8	9.8%
GAAP Gross Profit	$14.5	$13.5	6.7%
GAAP Net Income	$9.2	($12.9)	NM
GAAP Net Income Per Share – Diluted	$0.17	($0.24)	NM
EBITDA (2)(3)	$3.1	$2.8	10.3%
EBITDA Margin	17.0%	16.9%	0.1	pt
Non-GAAP Adjusted Gross Profit (3)	$14.6	$13.7	7.0%
Non-GAAP Adjusted Net Income (3)	$12.0	($10.7)	NM
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.22	($0.20)	NM
Non-GAAP Adjusted Net Income Excluding Deferred Tax (Benefit) Expense	$4.6	$4.5	1.8%

Non-GAAP Adjusted Net Income Excluding Deferred Tax (Benefit) Expense Per Share	$0.09	$0.08	1.1%
Adjusted EBITDA (3)	$5.6	$4.9	14.3%
Adjusted EBITDA Margin (3)	30.2%	29.0%	1.2	pts
New First Year Orders	$3.1	$2.5	22.7%
Total Orders	$17.6	$14.5	21.0%
Backlog (4)	$73.0	$72.6	0.6%
ACV	$75.8	$67.3	13.1%

Full Year 2018 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	FY 2018	FY 2017	Change (1)
Revenue	$70.5	$65.7	7.3%
GAAP Gross Profit	$55.3	$53.1	4.2%
GAAP Net Income	$15.4	($8.1)	NM
GAAP Net Income Per Share – Diluted	$0.29	($0.15)	NM
EBITDA (2)(3)	$14.4	$13.3	8.6%
EBITDA Margin	20.5%	20.2%	0.2	pts
Non-GAAP Adjusted Gross Profit (3)	$56.0	$53.5	4.7%
Non-GAAP Adjusted Net Income (3)	$22.2	($2.9)	NM
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.41	($0.05)	NM
Non-GAAP Adjusted Net Income Excluding Deferred Tax (Benefit) Expense	$17.5	$15.6	12.0%
Non-GAAP Adjusted Net Income Excluding Deferred Tax (Benefit) Expense Per Share	$0.33	$0.29	11.9%
Adjusted EBITDA (3)	$20.1	$18.2	10.9%
Adjusted EBITDA Margin (3)	28.6%	27.7%	0.9	pts
New First Year Orders	$11.3	$9.3	20.8%
Total Orders	$73.3	$58.9	24.5%

NM = not meaningful

(1)	Changes are based on actual numbers versus numbers shown in the columns, which may reflect rounding
(2)	Earnings before interest, taxes, depreciation and amortization
(3)	A reconciliation of GAAP to non-GAAP results is included in this press release and available on the Zix investor relations website at http://investor.zixcorp.com
(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Financial Outlook

For first quarter of 2019, the company forecasts revenue to range between $26.5 million and $27.5 million. The company forecasts fully diluted GAAP earnings per share to be in a range of ($0.04) and ($0.01) and fully diluted non-GAAP adjusted earnings per share excluding deferred tax (benefit) expense to be between $0.03 and $0.04 for the first quarter of 2019. The financial outlook includes approximately one month of AppRiver financial results consolidated into Zix and also includes a required GAAP adjustment on the deferred revenue acquired from AppRiver for purchased revenue accounting.

For fiscal year of 2019, the company forecasts revenue to range between $164.0 million to $167.0 million, representing an increase of between 134% and 138% compared to fiscal year 2018. The company forecasts fully diluted GAAP earnings per share to be between ($0.12) and ($0.01) and fully diluted non-GAAP adjusted earnings per share excluding deferred tax (benefit) expense to be between $0.30 and $0.33 for fiscal year 2019. The financial outlook includes approximately 10 months of AppRiver financial results consolidated into Zix and also includes a required GAAP adjustment on the deferred revenue acquired from AppRiver for purchased revenue accounting.

Zix is targeting Annual Recurring Revenue(ARR) of approximately $200 million to $207 million at fiscal 2019 year end, representing a growth rate of approximately 11% to 15% year-over-year. Zix management is also expecting revenue of approximately $47 million to $50 million with a 24% adjusted EBITDA margin in the fourth quarter of 2019.

The company’s targeted earnings per share both on a GAAP and non-GAAP adjusted basis include the addition of approximately 16.6 million common shares equivalents associated with the $100 million preferred stock investment by True Wind Capital, which occurred simultaneously with the acquisition of AppRiver.

Conference Call Information

Management will discuss these financial results and outlook on a conference call today (February 28, 2019) at 5:00 p.m. ET (2:00 p.m. PT).

A live webcast of the conference call will be available in the investor relations section of Zix’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 5776605. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

An audio replay of the conference will be available for seven days, by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 5776605. An archive of the webcast will also be available on the Zix investor relations website.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified information archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

###

Zix Company Contact Geoff Bibby (214) 370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand, CFA Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue, earnings or earnings per share, potential benefits of acquisitions and strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to risks or uncertainties related to the completion and integration of acquisitions, the effects of our debt and equity financing transactions, year-end adjustments to previously reported preliminary unaudited financial information, market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change, innovation and continuing customer migration to the cloud, changes in the competitive ecosystem, and how privacy and data security laws may affect demand for Zix data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as filed with the Securities and Exchange Commission, as those risk factors may be supplemented in subsequent filings.

ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31,
	(unaudited)	2017
ASSETS
Current assets:
Cash and cash equivalents	$27,109,000	$33,009,000
Receivables, net	3,188,000	1,389,000
Prepaid and other current assets	3,176,000	3,222,000

Total current assets	33,473,000	37,620,000
Property and equipment, net	3,924,000	4,048,000
Other assets and deferred costs	9,424,000	—
Intangible Assets, Net	15,251,000	5,524,000
Goodwill	13,783,000	8,469,000
Deferred tax assets	28,785,000	25,647,000

Total assets	$104,640,000	$81,308,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10,516,000	$7,154,000
Deferred revenue	30,622,000	28,362,000

Total current liabilities	41,138,000	35,516,000
Long-term liabilities:
Deferred revenue	1,539,000	1,087,000
Deferred rent	1,016,000	1,185,000

Total long-term liabilities	2,555,000	2,272,000

Total liabilities	43,693,000	37,788,000
Total stockholders’ equity	60,947,000	43,520,000

Total liabilities and stockholders’ equity	$104,640,000	$81,308,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue	$18,448,000	$16,800,000	$70,478,000	$65,663,000

Cost of revenue	3,997,000	3,260,000	15,186,000	12,602,000

Gross profit	14,451,000	13,540,000	55,292,000	53,061,000
Operating expenses:
Research and development	2,603,000	2,933,000	11,323,000	10,980,000
Selling, general and administrative	9,875,000	8,590,000	33,999,000	31,871,000

Total operating expenses	12,478,000	11,523,000	45,322,000	42,851,000

Operating income	1,973,000	2,017,000	9,970,000	10,210,000
Operating margin	11%	12%	14%	16%

Other income, net	92,000	108,000	754,000	339,000
Income before income taxes	2,065,000	2,125,000	10,724,000	10,549,000
Income tax benefit (expense)	7,175,000	(15,003,000)	4,720,000	(18,606,000)

Net income	$9,240,000	$(12,878,000)	$15,444,000	$(8,057,000)

Basic income per common share:	$0.18	$(0.24)	$0.29	$(0.15)

Diluted income per common share:	$0.17	$(0.24)	$0.29	$(0.15)

Shares used in per share calculation - basic	52,535,091	53,391,153	52,591,714	53,430,492

Shares used in per share calculation - diluted	53,758,033	53,391,153	53,481,295	53,430,492

Other Comprehensive income, net of tax:
Foreign currency translation adjustments	—	—	(16,000)	—

Comprehensive income	$9,240,000	$(12,878,000)	$15,428,000	$(8,057,000)

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended December 31,
	2018	2017
Operating activities:
Net income	$15,444,000	$(8,057,000)
Non-cash items in net income	2,270,000	24,085,000
Changes in operating assets and liabilities	(1,043,000)	2,176,000

Net cash provided by operating activities	16,671,000	18,204,000

Investing activities:
Purchases of property and equipment and capitalized software	(4,179,000)	(3,041,000)
Acquisition of business, net of cash acquired	(11,773,000)	(8,244,000)

Net cash used in investing activities	(15,952,000)	(11,285,000)

Financing activities:
Proceeds from exercise of stock options	166,000	4,206,000
Deferred debt financing costs	(60,000)	—
Stock issuance costs	(45,000)	—
Earn-out payment	(605,000)	—
Purchase of treasury stock	(6,049,000)	(4,573,000)

Net cash provided used in financing activities	(6,593,000)	(367,000)

Effect of exchange rate changes on cash	(26,000)	—

(Decrease) Increase in cash and cash equivalents	(5,900,000)	6,552,000
Cash and cash equivalents, beginning of period	33,009,000	26,457,000

Cash and cash equivalents, end of period	$27,109,000	$33,009,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2018	2017	2018	2017
Revenue:
GAAP revenue		$18,448,000	$16,800,000	$70,478,000	$65,663,000

Cost of revenue
GAAP cost of revenue		$3,997,000	$3,260,000	$15,186,000	$12,602,000
Stock-based compensation charges (1)	(A)	(89,000)	(78,000)	(327,000)	(304,000)
Strategic consulting and litigation costs (2)	(B)	(2,000)	—	(3,000)	(3,000)
Intangible Amortization (3)	(C)	(89,000)	(50,000)	(369,000)	(149,000)
Corporate separation payment (4)	(D)	—	(4,000)	(28,000)	(4,000)

Non-GAAP adjusted cost of revenue		$3,817,000	$3,128,000	$14,459,000	$12,142,000

Gross profit:
GAAP gross profit		$14,451,000	$13,540,000	$55,292,000	$53,061,000
Stock-based compensation charges (1)	(A)	89,000	78,000	327,000	304,000
Strategic consulting and litigation costs (2)	(B)	2,000	—	3,000	3,000
Intangible Amortization (3)	(C)	89,000	50,000	369,000	149,000
Corporate separation payment (4)	(D)	—	4,000	28,000	4,000

Non-GAAP adjusted gross profit		$14,631,000	$13,672,000	$56,019,000	$53,521,000

Research and development expense
GAAP research and development expense		$2,603,000	$2,933,000	$11,323,000	$10,980,000
Stock-based compensation charges (1)	(A)	(136,000)	(98,000)	(469,000)	(374,000)
Strategic consulting and litigation costs (2)	(B)	(3,000)	(75,000)	(61,000)	(130,000)
Intangible Amortization (3)	(C)	(51,000)	—	(126,000)	—

Non-GAAP adjusted research and development expense		$2,413,000	$2,717,000	$10,667,000	$10,433,000

Selling and marketing expense
GAAP selling and marketing expense		$5,325,000	$5,226,000	$20,380,000	$20,464,000
Stock-based compensation charges (1)	(A)	(233,000)	(330,000)	(884,000)	(999,000)
Strategic consulting and litigation costs (2)	(B)	(7,000)	—	(13,000)	(4,000)
Intangible Amortization (3)	(C)	(156,000)	(56,000)	(537,000)	(170,000)

Non-GAAP adjusted selling and marketing expense		$4,929,000	$4,511,000	$18,946,000	$18,962,000

General and administrative expense
GAAP general and administrative expense		$4,550,000	$3,364,000	$13,619,000	$11,407,000
Stock-based compensation charges (1)	(A)	(487,000)	(346,000)	(1,638,000)	(1,197,000)
Strategic consulting and litigation costs (2)	(B)	(1,475,000)	(494,000)	(2,333,000)	(1,252,000)
Corporate separation payment (4)	(D)	—	(232,000)	40,000	(235,000)

Non-GAAP adjusted general and administrative expense		$2,588,000	$2,292,000	$9,688,000	$8,723,000

Operating income:
GAAP operating income		$1,973,000	$2,017,000	$9,970,000	$10,210,000
Stock-based compensation charges (1)	(A)	945,000	852,000	3,318,000	2,874,000
Strategic consulting and litigation costs (2)	(B)	1,487,000	569,000	2,410,000	1,389,000
Intangible Amortization (3)	(C)	296,000	106,000	1,032,000	319,000
Corporate separation payment (4)	(D)	—	608,000	(12,000)	611,000

Non-GAAP adjusted operating income		$4,701,000	$4,152,000	$16,718,000	$15,403,000

Adjusted Operating Margin		25.5%	24.7%	23.7%	23.5%

Net income:
GAAP net income		$9,240,000	$(12,878,000)	$15,444,000	$(8,057,000)
Stock-based compensation charges (1)	(A)	945,000	852,000	3,318,000	2,874,000
Strategic consulting and litigation costs (2)	(B)	1,487,000	569,000	2,410,000	1,389,000
Intangible Amortization (3)	(C)	296,000	106,000	1,032,000	319,000
Corporate separation payment (4)	(D)	—	608,000	(12,000)	611,000

Non-GAAP adjusted net income		$11,968,000	$(10,743,000)	$22,192,000	$(2,864,000)

Deferred tax (benefit) expense		(7,383,000)	15,245,000	(4,722,000)	18,460,000

Non-GAAP adjusted net income excluding deferred tax (benefit) expense		$4,585,000	$4,502,000	$17,470,000	$15,596,000

Diluted net income per common share:
GAAP net income per share		$0.17	$(0.24)	$0.29	$(0.15)
Adjustments per share	(A-D)	$0.05	$0.04	$0.13	$0.10

Non-GAAP adjusted net income per share		$0.22	$(0.20)	$0.41	$(0.05)

Deferred tax (benefit) expense impact to Non-GAAP adjusted net income per share	(E)	$(0.13)	$0.28	$(0.09)	$0.34

Non-GAAP adjusted net income per share excluding deferred tax (benefit) expense		$0.09	$0.08	$0.33	$0.29

Shares used to compute Non-GAAP adjusted net income per share - diluted		53,758,033	53,391,153	53,481,295	53,430,492

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2018	2017	2018	2017
Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(F)
Net income		$9,240,000	$(12,878,000)	$15,444,000	$(8,057,000)
Income tax provision		(7,175,000)	15,003,000	(4,720,000)	18,606,000
Depreciation		679,000	612,000	2,435,000	2,423,000
Amortization		393,000	106,000	1,270,000	319,000

EBITDA		3,137,000	2,843,000	14,429,000	13,291,000

Adjustments:
Stock-based compensation charges (1)	(A)	945,000	852,000	3,318,000	2,874,000
Strategic consulting and litigation costs (2)	(B)	1,487,000	569,000	2,410,000	1,389,000
Corporate separation payment (4)	(D)	—	608,000	(12,000)	611,000

Adjusted EBITDA		$5,569,000	$4,872,000	$20,145,000	$18,165,000

Adjusted EBITDA margin		30.2%	29.0%	28.6%	27.7%

(1) Stock-based compensation charges are included as follows:
Cost of revenues		$89,000	$78,000	$327,000	$304,000
Research and development		136,000	98,000	469,000	374,000
Selling and marketing		233,000	330,000	884,000	999,000
General and administrative		487,000	346,000	1,638,000	1,197,000

		$945,000	$852,000	$3,318,000	$2,874,000

(2) Strategic consulting, acquisition, and litigation costs are included as follows:
Cost of revenues		2,000	—	3,000	3,000
Research and development		3,000	75,000	61,000	130,000
Selling and marketing		7,000	—	13,000	4,000
General and administrative		1,475,000	494,000	2,333,000	1,252,000

		$1,487,000	$569,000	$2,410,000	$1,389,000

(3) Intangible Amortization is included as follows:
Cost of revenues		89,000	50,000	369,000	149,000
Research and development		51,000	—	126,000	—
Selling and marketing		156,000	56,000	537,000	170,000

		$296,000	$106,000	$1,032,000	$319,000

(4) Corporate separation payment is included as follows:
Cost of revenues		—	4,000	28,000	4,000
Research and development		—	43,000	—	43,000
Selling and marketing		—	329,000	—	329,000
General and administrative		—	232,000	(40,000)	235,000

		$—	$608,000	$(12,000)	$611,000

(5) Net Income tax components:
Current tax (benefit)/expense		208,000	(242,000)	2,000	146,000
Deferred tax (benefit)/expense		(7,383,000)	15,245,000	(4,722,000)	18,460,000

		$(7,175,000)	$15,003,000	$(4,720,000)	$18,606,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income and net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW	HIGH	LOW	HIGH
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	March 31,	March 31,	December 31,	December 31,
	2019	2019	2019	2018
Revenue:
GAAP revenue	$26,500,000	$27,500,000	$164,000,000	$167,000,000

Diluted net income per common share:
GAAP net income	$(0.04)	$(0.01)	$(0.12)	$(0.01)
Stock-based compensation charges	$0.02	$0.02	$0.05	$0.05
Strategic consulting, acquisition and litigation costs	$0.01	$0.01	$0.04	$0.04
Intangible Amortization	$0.04	$0.03	$0.32	$0.23
Corporate separation payment	$0.01	$0.01	$0.03	$0.02

Non-GAAP adjusted net income per share	$0.04	$0.04	$0.33	$0.33

Deferred tax (benefit) expense	$(0.01)	$(0.00)	$(0.03)	$(0.00)

Non-GAAP adjusted net income per share excluding deferred tax (benefit) expense	$0.03	$0.04	$0.30	$0.33

Shares used to compute Non-GAAP adjusted net income per share - diluted	60,988,289	60,988,289	68,561,794	68,561,794

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net Income excluding deferred tax (benefit) expense, Net income per share - diluted, Net income per share - diluted excluding deferred tax (benefit) expense, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share - diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (E) below for further information on the current quarter’s reconciling items.

Items (A) through (F) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income excluding deferred tax (benefit) expense,” “Net income per share - diluted,” “Net income per share excluding deferred tax (benefit) expense- diluted,” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (F).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting, acquisition and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Intangible amortization costs. See item (3) on previous page. The Company’s management excludes amortization expenses associated with the acquisition of intangible assets when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) Corporate separation payment relating to employment termination benefits agreement. See item (4) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(E) Deferred tax expense represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(F) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.